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                                                                  EXECUTION COPY




                     SUBSCRIPTION AND CONTRIBUTION AGREEMENT

                  SUBSCRIPTION AND CONTRIBUTION AGREEMENT, dated as of October 13, 2000 (this "AGREEMENT"), by and among Convergent Holding Corporation, a Delaware corporation, ("PARENT"), Schlumberger Technology Corp., a Texas corporation ("STC"), Cinergy Ventures, LLC, a Delaware limited liability company ("CINERGY"), and the parties listed on the signature pages hereto as Management Investors (the "MANAGEMENT INVESTORS"). STC, Cinergy and each Management Investor are individually referred to herein as an "INVESTOR" and, collectively, as the "INVESTORS"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Agreement and Plan of Merger, dated as of the date of this Agreement (the "MERGER AGREEMENT"), by and among Parent, Purchaser, STC and Convergent Group Corporation, a Delaware corporation (the "COMPANY").

         WHEREAS, the Management Investors and Cinergy (the "CONTRIBUTING STOCKHOLDERS") wish to contribute certain shares (the "EXCHANGE SHARES") of common stock, par value $0.001 per share (the "COMPANY COMMON STOCK"), of the Company in exchange for shares of Parent's Common Stock, par value $0.001 per share (the "PARENT SHARES");

         WHEREAS, STC wishes to contribute a certain amount of cash to Parent in exchange for Parent Shares; and

         WHEREAS, the parties intend that, for federal income tax purposes, the contributions contemplated by this Agreement will constitute transfers of property in exchange for Parent Shares that qualify for nonrecognition under
Section 351 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

         Section 1. PURCHASE AND SALE OF SHARES.

         (a) Subject to the terms and conditions hereof, Parent shall issue to STC (or one or more designated subsidiaries or affiliates of STC, the "CASH INVESTORS"), a number of Parent Shares, in consideration of the Cash Investors' contribution to Parent of the amount of cash per Parent Share set forth on
Schedule I hereto. STC shall subscribe for that number of Parent Shares such that the proceeds from its purchase equals (i) the purchase price for all shares of Company Common Stock accepted for purchase in the Offer, (ii) the Merger Consideration payable pursuant to the Merger Agreement, (iii) the purchase price for all Parent Shares purchased by Parent pursuant to any of Parent's agreements with the Company's employees dated as of October 13, 2000, and (iv) the purchase price for all Parent Shares to be purchased pursuant to the Stockholders' Agreement (as defined below).

         (b) Subject to the terms and conditions hereof, Parent shall issue to each of the Contributing Stockholders the number of Parent Shares set forth opposite its name on Schedule II hereto, in consideration of each Contributing Stockholder's contribution to Parent of

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the number of Exchange Shares set forth on Schedule II hereto. The value per share of such Exchange Shares transferred by each Contributing Stockholder to Parent is set forth opposite its name on Schedule II hereto. Notwithstanding anything herein to the contrary, Parent reserves the right to reject any Contributing Stockholder's subscription for Exchange Shares in order to comply with the provisions of Rule 506 under the Securities Act of 1933, as amended.

         (c) The issuances and sales referred to in Sections 1(a) and 1(b) hereof shall be effected by Parent executing and delivering to each Investor duly executed certificates evidencing the Parent Shares to be subscribed by such Investor, duly registered in such Investor's name against delivery by such Investor to Parent of the consideration set forth opposite such Investor's name on Schedule I or II. Any cash payment shall be made by wire transfer.

         (d) The initial closing of the contribution (the "CLOSING") shall take place upon the earlier of (i) one business day after the date on which Convergent Acquisition Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("PURCHASER"), shall have accepted for payment the shares of Company Common Stock tendered in the Offer or (ii) April 30, 2001; PROVIDED, HOWEVER that if the Closing occurs, STC may purchase Parent Shares pursuant to
SECTION 1(A)(II) AND (III) at any time after the Closing and prior to or on the first anniversary of such date. The date of the closing is herein referred to as the "CLOSING DATE."

         (e) In order to facilitate the contribution of the Exchange Shares by the Contributing Stockholders, each Contributing Stockholder shall deliver within fifteen business days of the date hereof one or more certificates representing all of the Exchange Shares to be contributed by such Contributing Stockholder to Parent, together with stock powers or other instruments duly endorsed or otherwise sufficient for transfer (the "EXCHANGE INSTRUMENTS"). Parent shall hold the Exchange Instruments in escrow pending the Closing Date. Each Contributing Stockholder hereby authorizes the Parent, on the Closing Date, to present the Exchange Instruments to the transfer agent for the Company and instruct the transfer agent to register the Exchange Shares in the name of Parent or its designee.

         (f) Each Investor agrees for US federal income tax purposes to treat its purchase of the Parent Shares as described herein as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended ("SECTION 351"); it being understood that nothing herein shall constitute a representation or warranty by any of the parties as to the tax consequences to any other party of the transactions hereunder.

         Section 2. RESTRICTIONS ON STOCK. None of the Parent Shares (including any shares received as a result of dividends, splits or any other forms of recapitalization in respect of such Shares) shall be Transferred (as hereinafter defined), either voluntarily or involuntarily, directly or indirectly, except
(a) pursuant to an effective registration under the Securities Act (as hereinafter defined), (b) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder and (c) in accordance with the terms of the Stockholders Agreement, dated as of the Closing Date, by and among Parent and the Investors (as amended from time to time, the "STOCKHOLDERS AGREEMENT"), such agreement to initially be substantially in the form attached hereto as EXHIBIT A.


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         Section 3. WARRANTIES AND REPRESENTATIONS OF PARENT AND STC.

         Parent and STC, jointly and severally, represent and warrant that:

         (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of its incorporation. Attached hereto as EXHIBITS B and C, respectively, are true and complete copies of the certificate of incorporation and the bylaws of Parent, each as in effect on the date hereof.

         (b) Parent has been formed to enter into the Merger Agreement, including the documents and the instruments referred to therein, and to consummate the transactions contemplated thereby and has not conducted any business other than in connection therewith and certain start-up activities. As of the Closing Date, Parent will have no material assets or material liabilities other than those incurred in connection with Parent's incorporation and Parent's start-up activities, and those acquired or assumed pursuant to this Agreement, the Merger Agreement and those acquired or incurred in connection with the transactions contemplated hereby and thereby.

         (c) The execution, delivery and performance by Parent and STC of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby are within the corporate powers of Parent and STC. The board of directors of Parent (the "BOARD") has authorized the execution, delivery, and performance of this Agreement and the Merger Agreement, and each of the transactions contemplated hereby and thereby. No other corporate action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, each of this Agreement and the Merger Agreement shall constitute a valid and binding obligation of Parent and STC, enforceable against Parent and STC in accordance with its terms. The board of directors of Parent has authorized the issuance and delivery of the Parent Shares in accordance with this Agreement.

         (d) The Parent Shares to be issued and sold by Parent pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued by Parent, fully paid and nonassessable shares of Parent, upon delivery thereof, the Investors will acquire title to the Parent Shares, free and clear of any lien or claim of any kind, other than as contemplated by this Agreement and the Stockholders Agreement or any liens incurred by the Investors, and no stockholder of Parent has any preemptive rights to subscribe for any such Parent Shares.

         (e) Except for filings by the Investors, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the creation, authorization, issuance, offer and sale of the Parent Shares do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of STC and Parent, or the vote, consent or approval in any manner of the holders of any Security (as hereinafter defined) of Parent or STC as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Parent Shares. The execution and delivery by Parent of this Agreement and the Merger Agreement and the performance by STC and Parent of their obligations hereunder and thereunder will not violate (i) the terms and conditions of the certificate of incorporation or the bylaws of Parent or STC, or any agreement or instrument to


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which Parent is a party or by which it is bound or (ii) subject to the accuracy of the Investors' representations and warranties contained in Section 4 hereof, any federal or state law.

         (f) Immediately prior to the Closing, the outstanding capital stock of Parent will consist of one Parent Share. Immediately after the Closing, the outstanding capital stock of Parent will consist of such Parent Share and the Parent Shares issued pursuant to this Agreement. Except as set forth in this
Section 3(f) or the certificate of incorporation of Parent and except for options to be made available to the employees of Parent or the Surviving Corporation after the Closing, there are, and immediately after the Closing there will be, no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, (iii) options or other rights to acquire from Parent, or other obligations of Parent to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent or (iv) except for obligations of Parent pursuant to any agreements with its employees, obligations of Parent to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in clause (i),
(ii), or (iii).

         (g) Other than this Agreement, the Merger Agreement, the Stockholders Agreement, the Investor Rights Agreement and the Voting Agreement, including the documents and the instruments referred to herein and therein, and except for obligations of Parent pursuant to any agreements with its employees, no agreement or other arrangement regarding any class of capital stock of Parent exists between Parent, or any of its affiliates and any Person. Except for obligations of Parent pursuant to any agreements with its employees, Parent is not a party to, has not agreed to be a party to, and does not plan to become a party to any agreement or arrangement with any affiliate, stockholder or other person or entity who will become a stockholder of Parent in connection with the transactions contemplated by the Merger Agreement, including the documents and the instruments referred to therein, and this Agreement, which has not been disclosed to each Investor.

         Section 4. INVESTOR REPRESENTATIONS.

         Each Investor severally (and not jointly) represents and warrants that:

         (a) OFFERING EXEMPTION. The Investor understands that the Parent Shares have not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon such Investor's representations contained herein.

         (b) KNOWLEDGE OF OFFER. The Investor is familiar with the business and operations of Parent and has been given the opportunity to obtain from Parent all information that such Investor has requested regarding its business plans and prospects.

         (c) KNOWLEDGE AND EXPERIENCE; ABILITY TO BEAR ECONOMIC RISKS. The Investor is either (i) an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect or (ii) has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment contemplated by this


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Agreement; and the Investor is able to bear the economic risk of this investment in Parent (including a complete loss of this investment).

         (d) LIMITATIONS ON DISPOSITION. The Investor recognizes that no public market exists for the Parent Shares, and there can be no assurance that any will exist in the future. The Investor understands that the Investor must bear the economic risk of this investment indefinitely unless the Parent Shares are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Parent Shares is qualified under applicable state securities laws or an exemption from such qualification is available, and that Parent has no obligation or present intention of so registering the Parent Shares. The Investor further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Investor to Transfer any or all the Parent Shares, in the amounts, or at the times the Investor might propose. The Investor understands at the present time Rule 144 promulgated under the Securities Act by the SEC ("RULE 144") is not applicable to sales of the Parent Shares because they are not registered under Section 12 of the Exchange Act (as herein defined) and there is not publicly available the information concerning Parent specified in Rule 144. The Investor further acknowledges that Parent is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so. The Investor further acknowledges the restrictions on disposition and other terms set forth in the Stockholders Agreement.

         (e) INVESTMENT PURPOSE. The Investor is acquiring the Parent Shares solely for its own account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Parent Shares. No other Person (as herein defined) has any right with respect to or interest in the Parent Shares to be purchased by the Investor, nor has the Investor agreed to give any Person any such interest or right in the future.

         (f) CAPACITY. The Investor has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

         (g) EXCHANGE SHARES. SCHEDULE 4(g) sets forth all shares of Company Common Stock and options to purchase shares of Company Common Stock beneficially owned by such Contributing Stockholder. Each Contributing Stockholder represents that, except as set forth on SCHEDULE 4(g), it is or, in the case of Exchange Shares acquired by exercise of options after the date hereof, will be the sole beneficial owner of its Exchange Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership, restriction on transfer, or use or encumbrance of any kind, other than restrictions imposed by the securities laws or pursuant to this Agreement, the Stockholders Agreement, the Voting Agreement and the Merger Agreement, including the documents and the instruments referred to herein and therein.

         (h) Each Contributing Stockholder represents that no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Contributing Stockholder. Such Contributing


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Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

         Section 5. SECURITIES ACT RESTRICTIONS. The certificates evidencing the Parent Shares will bear the following legends reflecting the restrictions on the transfer of such securities contained in this Agreement:

                  "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT WHICH INCLUDES, AMONG OTHER RESTRICTIONS, A MARKET STAND-OFF AGREEMENT, TAG-ALONG RIGHTS AND DRAG-ALONG RIGHTS. COPIES OF THE AGREEMENT AND ANY AMENDMENTS OR MODIFICATIONS THERETO MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

         Section 6. OTHER AGREEMENTS.

         (a) STOCKHOLDERS AGREEMENT. On the Closing Date, Parent and each of the Investors shall execute and mutually deliver a counterpart of the Stockholders Agreement.

         (b) OFFER. The Parent shall take all actions required to make the Offer pursuant to the Merger Agreement, and shall give an opportunity to review the Offer Documents prior to filing with the SEC to counsel for the Management Investors and to counsel for Cinergy.

         (c) NO AMENDMENT. Parent agrees that it will not amend, and STC agrees that it will not cause the Merger Agreement to be amended, in any manner which would (i) reduce the Offer Price, (ii) amend or modify the tax treatment of the transaction in a manner which would be adverse to the Investors or (iii) amend or modify the treatment of the Company Options.

         (d) SECTION 351 TREATMENT. Each of the parties to this Agreement shall take all actions necessary or required to maintain the treatment of the transactions contemplated hereby as described in Section 351, and shall refrain from taking any actions that would interfere with such treatment.

         (e) TENDER OF SHARES. Except as set forth on SCHEDULE 6(E), (i) Each Contributing Stockholder hereby agrees, pursuant to the terms and subject to the conditions set forth herein, to tender (or cause the record owner of such Shares to validly tender) for payment in the Offer


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(which must be made pursuant to the terms and subject to the conditions set forth in the Merger Agreement) all Shares currently owned by such Contributing Stockholder and any Shares acquired prior to the Expiration Date, which are not being contributed pursuant to Section 1(b), (ii) Not later than two (2) days prior to the initial Expiration Date of the Offer, each Contributing Stockholder shall, as appropriate, deliver to the Exchange Agent designated in the Offer (i) a letter of transmittal with respect to such Contributing Stockholder's Shares complying with the terms of the Offer together with instructions directing the Exchange Agent to make payment for such Shares directly to the Contributing Stockholder, (ii) a certificate or certificates representing such Contributing Stockholder's Shares (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (y) instruct its broker or such other person who is the holder of record of any Shares by such Contributing Stockholder to tender such Shares for exchange in the Offer pursuant to the terms and conditions of the Offer, and (iv) no Contributing Stockholder shall withdraw any tender effected in accordance with Section 6(c)(ii).

         (f) INVESTOR RIGHTS AGREEMENT. On the Closing Date, Parent and Cinergy shall execute and mutually deliver a counterpart of the Investor Rights Agreement substantially in the form attached hereto as EXHIBIT B.

         Section 7. INTERPRETATION OF THIS AGREEMENT.

         (a) TERMS DEFINED. As used in this Agreement, the following terms have the respective meaning set forth below:

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means United States generally accepted accounting principles.

                  "LAW" means all international, European Union, national, federal, state or local laws (both common and statute law and civil and criminal law) and all subordinated legislation and regulatory codes of practice (including without limitation, statutory instruments, guidance notes, circulars, directives, decisions, rules, regulations, treaties and conventions) or Order of any Governmental Entity.

                  "ORDERS" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

                  "PERSON" means a natural Person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "SEC" means the United States Securities and Exchange Commission and any successor agency performing similar functions.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY" or "SECURITIES" has the meaning set forth in
Section 2(1) of the Securities Act.


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                  "TRANSFER" (including with correlative meanings the terms
"TRANSFERRED," "TRANSFEREE" and "TRANSFEROR") means any transfer, sale, assignment, bequest, pledge, encumbrance or other disposition of capital stock or any portion of the ownership interest therein, irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether INTER VIVOS or upon death.

         (b) DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         (c) GOVERNING LAW. (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         (ii) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by the Merger Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by the Merger Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

         (iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUR OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         (d) SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.


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         (e) PREPARATION OF AGREEMENT. Counsel for the parties have participated in the preparation and review of this Agreement, and have negotiated it on behalf of their respective clients. For purposes of construction, this Agreement shall be deemed to have been drafted by all parties, and no ambiguity shall be resolved against any party by virtue of his, hers or its participation in the drafting of this Agreement.

         Section 8. TERMINATION.

                (a) In the event the Closing has not occurred on or prior to April 30, 2001 this Agreement will terminate automatically and shall have no further force or effect.

                (b) Upon a termination of this Agreement pursuant to Section 8(a), Parent shall promptly return any Exchange Instruments delivered to it pursuant to Section 1(e) to the Contributing Stockholders.

         Section 9. MISCELLANEOUS.

         (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         1. if to Parent or STC, to:

            Convergent Holding Corporation
            c/o Schlumberger Technology Corp.
            277 Park Avenue
            New York, New York  10172
            Attention:  General Counsel
            Telephone No.:  (212) 350-9100
            Telecopy No.:  (212) 350-8127

            with a copy (which shall not constitute notice) to:

            Brobeck, Phleger & Harrison LLP
            370 Interlocken Boulevard, Suite 500
            Broomfield, Colorado  80021
            Attention:  Richard R. Plumridge
            Telephone No.:  (303) 410-2014
            Telecopy No.:  (303) 410-2199

         2. if to Cinergy, to:

            Cinergy Ventures, LLC
            221 E. Fourth Street, Suite 30
            Cincinnati, Ohio  45201
            Attention:  Larry E. Thomas


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            Telephone No.:  (513) 287-2488
            Telecopy No.: (513) 287-2433

            with a copy (which shall not constitute notice) to:

            Cinergy Corp.
            221 E. Fourth Street, Suite 30
            Cincinnati, Ohio  45201
            Attention:  Jerome A. Vennemann, General Counsel
            Telephone No.:  (513) 287-3023
            Telecopy No.: (513) 287-2433

         3. if to any of the Management Investors, at the address set forth below such Management Investor's name on Schedule II hereto.

            with a copy (which shall not constitute notice) to:

            Holland & Hart LLP
            555 Seventeenth Street, Suite 3200
            Denver, Colorado  80202
            Attention:  Kevin S. Crandell
            Telephone No.:  (303) 295-8052
            Telecopy No.:  (303) 295-8261



         (b) SURVIVAL. All warranties, representations, and covenants made by the Investors and Parent herein or in any certificate or other instrument delivered by any Investor or Parent under this Agreement shall be considered to have been relied upon by Parent or the Investors, as the case may be, and shall survive all deliveries to the Investors of the Parent Shares, or payment to Parent for such Parent Shares, regardless of any investigation made by Parent or any of the Investors, as the case may be, or on Parent's or the Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by Parent hereunder.

         (c) SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent and such assignment shall not relieve Parent of any obligation under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

         (d) SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or


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provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         (e) OBLIGATIONS SEVERAL. Notwithstanding anything to the contrary contained in this Agreement, and except as otherwise provided in Section 3, the representations and warranties, covenants and other agreements under this Agreement shall be several, but not joint.

         (f) EXPENSES. The Company shall reimburse the Management Investors for their reasonable out-of-pocket expenses reasonably incurred in connection with the transactions contemplated hereby, including, but not limited to, the preparation and negotiation of this Agreement, the Voting Agreement, the Stockholders Agreement, the Merger Agreement, any employment, consulting or other agreements between the Company and any of the Management Investors and all other documents evidencing the transactions contemplated herein, and including the reasonable fees and expenses of Holland & Hart LLP. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         (g) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Merger Agreement, including the documents and the instruments referred to herein and therein, constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Nothing in this Agreement shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         (h) SPECIFIC PERFORMANCE. Each Investor acknowledges that if such Investor fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Parent for which money damages would not be an adequate remedy. In such event, each Investor agrees that Parent shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Parent should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Investor hereby waives the claim or defense that Parent has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Investor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

CONVERGENT HOLDING CORPORATION                 SCHLUMBERGER TECHNOLOGY CORP.

By:                                            By:
   --------------------------                     ---------------------------
Name:                                          Name:
     ------------------------                       -------------------------
Title:                                         Title:
      -----------------------                        ------------------------



                                               CINERGY VENTURES, LLC

                                               By:
                                                  ---------------------------
                                               Name:
                                                    -------------------------
                                               Title:
                                                     ------------------------


MANAGEMENT INVESTORS:


-------------------------                      ----------------------------
GLENN E. MONTGOMERY, JR.                       JAMES BAXTER

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------


-------------------------                      ----------------------------
GREGORY H. COURNIOTES                          KIM DUFFY

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------


-------------------------
MARK L. EPSTEIN

Address:

      ----------------------------
      ----------------------------
      ----------------------------

-------------------------                      ----------------------------
ANDREA S. MAIZES                               BRYAN R. MILEGER

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------


-------------------------                      ----------------------------
DAVID PITT                                     DAVID J. RUBINSTEIN

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------


-------------------------
SCOTT M. SCHLEY

Address:

      ----------------------------
      ----------------------------
      ----------------------------


-------------------------                      ----------------------------
MICHAEL G. ASPENSON                            THOMAS BANNON

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------


-------------------------                      ----------------------------
R. S. BOYER                                    MARK V. CIONI

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------

-------------------------                      ----------------------------
ROD DUCE                                       BART E. ELLIOTT

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------


-------------------------                      ----------------------------
ROBERT L. ELZ                                  DALE E. FRAZIER

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------


-------------------------                      ----------------------------
GINGER L. JUHL                                 JENNIFER KRABBENHOEFT

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------



-------------------------                      ----------------------------
BRIAN MADDEN                                   JAMES H. MORROW

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------

-------------------------                      ----------------------------
GERALD E. PAUL                                 TIMOTHY A. PEACH

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------

-------------------------                      ----------------------------
MICHAEL TAO                                    RANDALL D. TIDD

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------


-------------------------                      ----------------------------
THOMAS E. VANDENOVER                           ROBERT S. WECHSLER

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------


----------------------------                   ----------------------------
PAUL J. YARKA                                  TERRY L. YARYAN

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------

----------------------------                   ----------------------------
KIM YOUNGER                                    LARRY J. ENGELKEN

Address:                                       Address:

      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------
      ----------------------------                   ---------------------------

MARK L. EPSTEIN TRUST                    MARK L. EPSTEIN LIMITED
                                         PARTNERSHIP,
By:                                      a Colorado Limited Partnership
   ---------------------------
Name:  Jay M. Brodey                     By:  Epstein Consultants, Inc.
Title:  Trustee                          a Colorado corporation, General Partner

By:                                      By:
   ---------------------------              ---------------------------
Name:  Harry J. Schmidt                  Name:  Mark L. Epstein
Title:  Trustee                          Title:  President


Address:                                 Address:

      ----------------------------             ---------------------------
      ----------------------------             ---------------------------
      ----------------------------             ---------------------------

THE Mark L. Epstein ISSUE SUB-TRUST

By:
   ---------------------------
Name:  Jay M. Brodey
Title:  Trustee

By:
   ---------------------------
Name:  Harry J. Schmidt
Title:  Trustee

Address:

      ----------------------------
      ----------------------------
      ----------------------------

THE MICHAEL ALAN STORM 1999 TRUST        THE LORI SUE STORM 1999 TRUST

By:                                      By:
   ---------------------------              ---------------------------
Name:  Joseph A. Babich                  Name:  Joseph A. Babich
Title:  Trustee                          Title:  Trustee

Address:                                 Address:

      ----------------------------             ---------------------------
      ----------------------------             ---------------------------
      ----------------------------             ---------------------------

THE DEVIN ALEXANDER ENGELKEN             THE DUSTIN THOMAS ENGELKEN 1999 TRUST
1999 TRUST

By:                                      By:
   ---------------------------              ---------------------------
Name:  Joseph A. Babich                  Name:  Joseph A. Babich
Title:  Trustee                          Title:  Trustee

Address:                                 Address:

      ----------------------------             ---------------------------
      ----------------------------             ---------------------------
      ----------------------------             ---------------------------

THE AMANDA JANE ENGELKEN 1999            THE ANDREA SUSAN ENGELKEN 1999
TRUST                                    TRUST

By:                                     By:
   ---------------------------              ---------------------------
Name:  Joseph A. Babich                  Name:  Joseph A. Babich
Title:  Trustee                          Title:  Trustee

Address:                                 Address:

      ----------------------------             ---------------------------
      ----------------------------             ---------------------------
      ----------------------------             ---------------------------

BKUK FAMILY PARTNERSHIP LLLP             ------------------------------
                                         Holly S. Storm-Engelken
By:
   ---------------------------
Name:  Barry Kemble                      Address:
Title:  Partner
                                               ----------------------------
By:                                            ----------------------------
   ---------------------------                 ----------------------------
Name:  Ursula Kemble
Title:  Partner

Address:

      ----------------------------
      ----------------------------
      ----------------------------

                                   SCHEDULE I

                                  CASH INVESTOR

Name/Address/Fax No. of Subscriber:    Price Per Share of Common Stock
-----------------------------------    -------------------------------
Schlumberger Technology Corp.
277 Park Avenue                                      $8.00
New York, New York  10172
(212) 350-8127


                                   SCHEDULE II
                            CONTRIBUTING STOCKHOLDERS

Name of Subscriber:                       Number of Shares of   Number of Shares of  Value per Share of
                                            Common Stock(1)      Exchange Shares(1)   Exchange Shares
-----------------------------------       -------------------   -------------------  ------------------
Cinergy Ventures, LLC                          1,083,280            1,083,280            $   8.00

Glenn E. Montgomery, Jr                        2,610,074            2,610,074            $   8.00

Larry J. Engelken                              1,004,915            1,004,915            $   8.00

Holly S. Storm-Engelken                        1,108,993            1,108,993            $   8.00

Devin Alexander Engelken 1999 Trust              108,695              108,695            $   8.00

Dustin Thomas Engelken 1999 Trust                108,695              108,695            $   8.00

Amanda Jane Engelken 1999 Trust                  108,695              108,695            $   8.00

Andrea Susan Engelken 1999 Trust                 108,695              108,695            $   8.00

Michael Alan Storm 1999 Trust                    108,695              108,695            $   8.00

Lori Sue Storm 1999 Trust                        108,695              108,695            $   8.00


-------------------

(1) Includes all shares of Common Stock and those options exercisable in accordance with the definition of "Shares" as set forth in the Stockholders' Agreement for shares of Common Stock currently held by the individual or entity noted.

                                   SCHEDULE II

                            CONTRIBUTING STOCKHOLDERS
                                   (Continued)

Name of Subscriber:                                    Number of Shares of        Number of Shares of        Value per Share of
                                                         Common Stock(1)           Exchange Shares(1)          Exchange Shares
--------------------------------------------           -------------------        -------------------        ------------------
Mark L. Epstein                                                 97,125                     97,125                  $   8.00

Mark L. Epstein Trust(2)                                     1,638,669                  1,638,669                  $   8.00

The Mark L. Epstein Limited Partnership                        557,143                    557,143                  $   8.00

The Mark L. Epstein Issue Sub-Trust                            514,286                    514,286                  $   8.00

James Baxter                                                   336,412                    336,412                  $   8.00

Kim Duffy                                                      365,210                    365,210                  $   8.00

Gregory H. Courniotes                                          204,950                    204,950                  $   8.00

BKUK Family Partnership LLLP (Barry Kemble)                    142,611                    142,611                  $   8.00


-------------------

(1) Includes all shares of Common Stock and those options exercisable in accordance with the definition of "Shares" as set forth in the Stockholders' Agreement for shares of Common Stock currently held by the individual or entity noted.

(2) Number of shares to be sold by entities beneficially owned by Mark Epstein assumes sale in Offer by each entity of pro rata share of 100% of all shares Mr. Epstein is permitted to sell. The exact number of shares to be sold by each entity will be designated by Mr. Epstein.

                                   SCHEDULE II

                            CONTRIBUTING STOCKHOLDERS
                                   (Continued)

Name of Subscriber:         Number of Shares of   Number of Shares of     Value per Share of
                              Common Stock(1)      Exchange Shares(1)       Exchange Shares
------------------------    -------------------   --------------------    ------------------
Andrea S. Maizes                  250,000               250,000               $   8.00

Bryan R. Mileger                  250,001               250,001               $   8.00

David Pitt                        365,210               365,210               $   8.00

David J. Rubinstein               204,950               204,950               $   8.00

Scott M. Schley                   787,427               787,427               $   8.00

Michael G. Aspenson                60,000                60,000               $   8.00

Thomas Bannon                      71,811                71,811               $   8.00

R. S. Boyer                       120,000               120,000               $   8.00

Mark V. Cioni                      63,800                63,800               $   8.00

Rod Duce                            6,000                 6,000               $   8.00

Bart E. Elliott                   125,702               125,702               $   8.00


-------------------

(1) Includes all shares of Common Stock and those options exercisable in accordance with the definition of "Shares" as set forth in the Stockholders' Agreement for shares of Common Stock currently held by the individual or entity noted.

                                   SCHEDULE II

                            CONTRIBUTING STOCKHOLDERS
                                   (Continued)

Name of Subscriber:         Number of Shares of   Number of Shares of     Value per Share of
                              Common Stock(1)      Exchange Shares(1)       Exchange Shares
------------------------    -------------------   --------------------    ------------------
Robert L. Elz                       16,000               16,000               $   8.00

Dale E. Frazier                     44,040               44,040               $   8.00

Ginger L. Juhl                      35,262               35,262               $   8.00

Jennifer Krabbenhoeft               29,301               29,301               $   8.00

Brian Madden                        23,200               23,200               $   8.00

James H. Morrow                     20,000               20,000               $   8.00

Gerald E. Paul                      20,000               20,000               $   8.00

Timothy A. Peach                    61,245               61,245               $   8.00

Michael Tao                         45,746               45,746               $   8.00

Randall D. Tidd                     50,462               50,462               $   8.00


-------------------

(1) Includes all shares of Common Stock and those options exercisable in accordance with the definition of "Shares" as set forth in the Stockholders' Agreement for shares of Common Stock currently held by the individual or entity noted.

                                   SCHEDULE II

                            CONTRIBUTING STOCKHOLDERS
                                   (Continued)

Name of Subscriber:         Number of Shares of   Number of Shares of     Value per Share of
                              Common Stock(1)      Exchange Shares(1)       Exchange Shares
------------------------    -------------------   --------------------    ------------------
Thomas E. Vandenover               180,922               180,922               $   8.00

Robert S. Wechsler                 120,000               120,000               $   8.00

Paul J. Yarka                       48,706                48,706               $   8.00

Terry L. Yaryan                    227,614               227,614               $   8.00

Kim Younger                          4,800                 4,800               $   8.00


-------------------

(1) Includes all shares of Common Stock and those options exercisable in accordance with the definition of "Shares" as set forth in the Stockholders' Agreement for shares of Common Stock currently held by the individual or entity noted.

                                    Exhibit A

                             Stockholders Agreement

                                    Exhibit B

                          Certificate of Incorporation
                                       of
                         Convergent Holding Corporation

                                    Exhibit C

                                     ByLaws

                                  Schedule 4(g)



                                                      Current Stock     Options Granted    Total Stock &
Contributing Stockholder                                Holdings          UnExercised         Options
------------------------                              -------------     ---------------    -------------
Aspenson, Michael G. (CO)                                                    75,000            75,000
Bannon, Thomas (CO)                                        64,775            33,739            98,514
Baxter, James (MA)                                                          375,000           375,000
Boyer, R. S. (FL)                                                           150,000           150,000
Cioni, Mark V. (MA)                                         5,000            68,500            73,500
Courniotes, Gregory H. (MA)                                94,428           155,522           249,950
Duce, Rod (AUS)                                                               6,000             6,000
Duffy, Kim (AUS)                                                            377,710           377,710
Elliott, Bart E. (CO)                                     125,496            31,631           157,127
Elz, Robert L. (CO)                                                          20,000            20,000
Engelken, Larry                                         1,004,915                 0         1,004,915
Holly S. Storm-Engelken                                 1,108,993                 0         1,108,993
Devin Alexander Engelken 1999 Trust                       108,695                 0           108,695
Dustin Thomas Engelken 1999 Trust                         108,695                 0           108,695
Amanda Jane Engelken 1999 Trust                           108,695                 0           108,695
Andrea Susan Engelken 1999 Trust                          108,695                 0           108,695
Michael Alan Storm 1999 Trust                             108,695                 0           108,695
Lori Sue Storm 1999 Trust                                 108,695                 0           108,695



                                                      Current Stock     Options Granted    Total Stock &
Contributing Stockholder                                Holdings          UnExercised         Options
------------------------                              -------------     ---------------    -------------
Epstein, Mark                                             113,313                 0           113,313
Mark L. Epstein Trust                                   1,911,780                 0         1,911,780
The Mark L. Epstein Limited Partnership                   650,000                 0           650,000
The Mark L. Epstein Issue Sub Trust                       600,000                 0           600,000
Frazier, Dale E. (CO)                                      11,004            44,046            55,050
Juhl, Ginger L. (CO)                                       17,606            26,472            44,078
BKUK Family Partnership (Kemble, Barry J.) (CO)           132,820            24,791           157,611
Krabbenhoeft, Jennifer (CO)                                 6,542            30,084            36,626
Madden, Brian (MA)                                              0            29,000            29,000
Maizes, Andrea S. (FL)                                     50,500           199,500           250,000
Mileger, Bryan R. (CO)                                    188,855            61,146           250,001
Montgomery, Glenn                                       3,275,093                 0         3,275,093
Morrow, James H. (GA)                                                        25,000            25,000
Paul, Gerald E. (CA)                                                         25,000            25,000
Peach, Timothy A. (CO)                                     39,321            37,235            76,556
Pitt, David (UK)                                                            377,710           377,710
Rubinstein, David J. (MA)                                  94,428           155,522           249,950
Schley, Scott M. (CO)                                     847,427                 0           847,427
Tao, Michael (IL)                                          15,650            41,532            57,182
Tidd, Randall D. (CO)                                      52,196            10,882            63,078
Vandenover, Thomas E. (CO)                                163,139            63,013           226,152
Wechsler, Robert S. (CO)                                                    150,000           150,000
Yarka, Paul J. (CO)                                        13,694            47,189            60,883
Yaryan, Terry L. (CO)                                     275,636             8,882           284,518
Younger, Kim (AUS)                                                            6,000             6,000


                                  Schedule 6(e)

The following individual(s) will not be subject to the requirements of Section 6(e) of this Subscription and Contribution Agreement:

     James Baxter

              EXHIBIT A TO SUBSCRIPTION AND CONTRIBUTION AGREEMENT

                             STOCKHOLDERS' AGREEMENT


     STOCKHOLDERS' AGREEMENT, dated as of ______ __, 2000 (this "AGREEMENT"), by and among Convergent Holding Corporation, a Delaware corporation ("PARENT"), Schlumberger Technology Corp., a Texas corporation ("STC"), Cinergy Ventures, LLC ("CINERGY") and the parties listed on the signature pages hereto as Management Investors (the "MANAGEMENT INVESTORS"). STC, Cinergy and each Management Investor shall be individually referred to herein as a "STOCKHOLDER" and, collectively, as the "STOCKHOLDERS").

                              W I T N E S S E T H:

     WHEREAS, the Stockholders desire to enter into certain arrangements concerning the transfer and registration of the Shares (as hereafter defined), operation and governance of Parent and other related matters; and

     WHEREAS, Parent, STC, Cinergy and each of the Management Investors have entered into a Subscription and Contribution Agreement providing for the initial capitalization of Parent (the "SUBSCRIPTION AGREEMENT").

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings. All capitalized terms not defined in this Article 1 shall have the meanings assigned to them in other parts of this Agreement.

     "AFFILIATE" means, with respect to any Person, any of (a) a director, officer, member, trustee or partner of such Person, (b) a spouse, parent, sibling or descendant of such Person or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person and (c) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "COMMON STOCK" means the common stock of Parent, par value $0.001 per share.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" means the value determined pursuant to Section 2.6.

     "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any similar or successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

     "FULLY DILUTED BASIS" means, without duplication, with respect to any Person, the determination of the capitalization of such Person after giving pro forma effect to: (a) all shares of such Person's common stock outstanding as of the time of determination plus (b) the issuance of all shares of such Person's common stock issuable upon the conversion of any convertible preferred stock or other securities (including debt securities) outstanding as of the time of determination or the exercise of any option, warrant or similar right (whether or not presently exercisable) to acquire shares of such Person's capital stock outstanding as of the time of determination.

     "GROUP" means:

     (i) in the case of any Stockholder which is a partnership, (a) such partnership and any of its limited or general partners, (b) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (c) any Affiliate of such partnership;

     (ii) in the case of any Stockholder which is a corporation or limited liability company, (a) such corporation or limited liability company, (b) any corporation or limited liability company or other business organization to which such corporation or limited liability company shall sell or Transfer all or substantially all of its assets or with which it shall be merged and (c) any Affiliate of such corporation or limited liability company; and

     (iii) in the case of any Stockholder which is an individual, such Stockholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or the individual's spouse or descendants.

     "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, individually and with its Group, does not own in excess of five percent of the Registrable Securities on a Fully Diluted Basis.

     "PERSON" means any natural person, corporation, limited liability company, partnership, association, governmental entity or other artificial person.

     "PROSPECTUS" means that prospectus included in a Registration Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "PUBLIC OFFERING" means the closing of a public offering of the Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

     "REGISTRABLE SECURITIES" means (i) the Shares, (ii) any capital stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares, excluding in all cases any Registrable Securities sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned, and (iii) any shares of Common Stock that are acquired by any Management Investor upon the exercise of any option that exists on the Effective Date of the Merger Agreement. Any Registrable Securities that are transferred pursuant to (x) an effective registration statement under the Securities Act or (y) in an open-market transaction under Rule 144, shall cease to be Registrable Securities.

     "REGISTRATION DATE" means the date upon which a Registration Statement pursuant to which the Parent shall have initially registered shares of Common Stock under the Securities Act for sale in a Public Offering shall have been declared effective by the Commission.

     "REGISTRATION STATEMENT" means any registration statement of the Parent which covers any of the Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SEC" means the Securities and Exchange Commission or any other successor agency performing similar functions.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHARES" means the shares of Common Stock owned by the parties hereto on the Effective Date and any shares of Common Stock acquired by any Management Investor through the exercise of any option that exists on the date of the Merger Agreement, which exercise occurs between the Effective Date and the date that is two Business Days after the Effective Date.

     "TRANSFER" (including with correlative meanings the terms "TRANSFERRED," "TRANSFEREE" and "TRANSFEROR") means any transfer, sale, assignment, bequest, pledge, encumbrance or other disposition of capital stock or any portion of the ownership interest therein, irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether INTER VIVOS or upon death.

                                  ARTICLE II.

                        TRANSFER OF PARENT CAPITAL STOCK

     Section 2.1 General Restrictions on Transfer of Stock; Shares Subject to Agreement.

          (a) Except as set forth on SCHEDULE 2.1, no Stockholder shall Transfer such Stockholder's Shares or any part of, or interest in, them or the certificates representing them except as provided by the express terms of this Agreement; PROVIDED, HOWEVER, that the board of directors of the Parent shall in good faith consider requests to permit Transfers if such request is unrelated to the Company's performance. As a condition precedent to any Transfer that is permitted by this Agreement, any Transferee that is a party to such permitted Transfer shall as a condition precedent to such Transfer become a signatory to this Agreement and shall agree to be bound by the terms and conditions hereof. Upon becoming a signatory to this Agreement, such Transferee shall be considered a "STOCKHOLDER" as that term is used herein.

          (b) The term "STOCKHOLDER," when used with reference to the Shares, shall mean a legal or beneficial owner of such Shares and includes, without limitation, the legal representative of a deceased or incompetent natural person and a voluntary or involuntary transferee.

          (c) The stock certificates for the Shares shall be endorsed with the following restrictive legends:

               (i) "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

               (ii) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
                    TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT WHICH INCLUDES, AMONG OTHER RESTRICTIONS, A MARKET STAND-OFF AGREEMENT, A TAG-ALONG RIGHT AND A DRAG-ALONG RIGHT. COPIES OF THE AGREEMENT AND ANY AMENDMENTS OR MODIFICATIONS THERETO MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

     Section 2.2 DRAG-ALONG RIGHT.

          (a) In the event that STC and all of its Affiliates (the "DRAG-ALONG SELLER") elect to Transfer all of their Shares to any Independent Third Party or affiliated group of Independent Third Parties (an "INDEPENDENT THIRD PARTY PURCHASER") for cash or securities of a publicly traded company (including any Transfer of Shares by the Drag-Along Seller that is being effected by a merger or consolidation of Parent with another entity) (collectively, a "SALE OF THE PARENT"), the Drag-Along Seller shall have the right (the "DRAG-ALONG RIGHT") to cause the other Stockholders to Transfer their respective Shares to the Independent Third Party Purchaser (or to exchange such Shares pursuant to the terms of such Sale of the Parent) at the same price and on the same terms and conditions as the Drag-Along Seller proposes to Transfer its Shares.

          (b) The Drag-Along Seller may elect to exercise the Drag-Along Right by delivering written notice to the other Stockholders at least twenty days prior to the consummation of the Sale of the Parent. The notice delivered pursuant to this Section 2.2(b) will contain a copy of the definitive documentation or an executed term sheet pursuant to which the Sale of the Parent shall occur and will state (i) the bona fide intention of the Drag-Along Seller to effect the Sale of the Parent, (ii) the name and address of the Independent Third Party Purchaser and (iii) the expected closing date of such Sale of the Parent.

          (c) Each of the Stockholders participating in the Sale of the Parent shall deliver to the Independent Third Party Purchaser at a closing to be held at the offices of Parent (or such other place as the parties agree), one or more certificates, properly endorsed for transfer, which represent all the Shares owned by such Stockholder, and each such Stockholder shall make such representations and warranties, and shall enter into such agreements, as are customary and reasonable given each such Stockholder's percentage ownership in the Parent in the context of the proposed sale, including, without limitation, representations and warranties (and indemnities with respect thereto) that the transferee of the Shares (or interests therein) is receiving title to such Shares (or interests therein), free and clear of all pledges, security interests, claims, other liens or restrictions on transfer (other than restrictions on transfer imposed pursuant to applicable securities laws). In addition, each of the Stockholders shall reasonably cooperate and consult with each other in order to effect the Sale of the Parent, and provide reasonable assistance to the Drag Along Seller in connection with the preparation of disclosure schedules relating to representations and warranties to be made to the Independent Third Party Purchaser involved in such Sale of the Parent and in the determination of the appropriate exceptions to such representations and warranties.

          (d) The obligations of Cinergy and the Management Investors pursuant to this Section 2.2 are subject to the satisfaction of the following conditions:

               (i) the per share consideration payable to the Stockholders in the Sale of Parent (whether through the direct or indirect Transfer of their shares in the Parent or through a liquidation of the Parent following a sale of all or substantially all of the Parent's assets) must be equal to or greater than at least ninety percent (90%) of the then fair market value of such shares, as the same may be determined in accordance with the procedures set forth in
                    Section 2.6.

               (ii) upon the consummation of the Sale of the Parent following the exercise of the Drag-Along Right, all of the Stockholders shall receive the same proportion of the aggregate consideration from such Sale of the Parent that such Stockholder would have received if such aggregate consideration had been distributed by the Parent in complete liquidation pursuant to the rights and preferences set forth in the certificate of incorporation of the Parent (as in effect immediately prior to such Sale of the Parent)

                    (giving effect to applicable orders of priority and the exercise price of any warrants or options);

               (iii) no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Sale of the Parent and no Stockholder shall be obligated to pay more than its, his or her pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Sale of the Parent to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Parent or the acquiring party (costs incurred by or on behalf of a Stockholder for its or his sole benefit will not be considered costs of the transaction hereunder); and

               (iv) at least fifteen days prior notice of a Sale of the Parent shall be provided to the Stockholders.

     Section 2.3 TAG-ALONG RIGHT.

          (a) If STC and its Affiliates (the "TAG-ALONG-SELLER") elect to Transfer all or a portion of their Shares to a purchaser that is not an Affiliate of STC (a "THIRD PARTY PURCHASER") (including any transfer of Shares by the Tag-Along Seller that is being effected by a merger or consolidation of Parent with another entity), the Tag-Along Seller shall notify the other Stockholders of such intention (the "TAG-ALONG NOTICE") at least twenty days prior to the closing of the proposed Transfer, and the other Stockholders shall have the right (the "TAG-ALONG RIGHT") to cause the Tag-Along Seller to transfer (by means of an increase in the number of Shares transferred, a reduction in the number of Shares sold or transferred by the Tag Along Seller or otherwise) the other Stockholders' respective Shares to the Third Party Purchaser (or to exchange such Shares pursuant to the terms of such merger or consolidation) at the same price and on the same terms and conditions as the Tag-Along Seller proposes to transfer its Shares.

          (b) The Tag-Along Notice shall include the number of Shares proposed to be sold by the Tag-Along-Seller, the price and the terms upon which the proposed sale is to be made, the name and address of the Third Party Purchaser and a copy of the third party offer. Each Stockholder (each a "CO-SELLER") may elect to Transfer in such contemplated Transfer up to that number of Shares (referred to herein as "TAG-ALONG SHARES") that is equal to the product of (a) the number of Shares proposed to be sold by the Tag-Along-Seller multiplied by
(b) a fraction, (i) the numerator of which is the total number of Shares owned by such Co-Seller and (ii) the denominator of which is the total number of Shares held by the Tag-Along-Seller and all Co-Sellers. If any Stockholder fails to deliver an election notice by the close of business on the 10th day after receipt of a Tag-Along Notice, such Stockholder shall be deemed to have elected not to participate in the Transfer covered by such Tag-Along Notice.

          (c) Each of the Co-Sellers shall deliver to the Third Party Purchaser at a closing to be held at the offices of Parent (or such other place as the parties agree), one or more certificates, properly endorsed for transfer, which represent all the Tag-Along Shares of such Co-

Seller, and each such Co-Seller shall make such representations and warranties, and shall enter into such agreements, as are customary and reasonable given each such Stockholder's percentage ownership in the Parent in the context of the proposed sale, including, without limitation, representations and warranties (and indemnities with respect thereto) that the transferee of the Shares (or interests therein) is receiving title to such Shares (or interests therein), free and clear of all pledges, security interests, adverse claims, other liens or restrictions on transfer (other than restrictions on transfer imposed pursuant to applicable securities laws). In addition, each of the Stockholders shall reasonably cooperate and consult with each other in order to effect the transfer described in this Section 2.3, and provide reasonable assistance to the Tag Along Seller and Co-Sellers in connection with the preparation of disclosure schedules relating to representations and warranties to be made to the Third Party Purchaser involved in such transfer and in the determination of the appropriate exceptions to, such representations and warranties.

     Section 2.4 PERMITTED TRANSFERS. Notwithstanding the provisions of Section
2.1 of this Agreement, each Stockholder may sell or otherwise assign, with or without consideration, an unlimited amount of such Stockholder's Shares to any spouse or member of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family, or to a trust for himself, or to a charitable remainder trust, or any affiliate, member or limited or general partner of such Stockholder, or to any entity that is wholly owned by members of the Stockholder's immediate family; provided that each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed documents assuming the obligations of the Stockholder under this Agreement with respect to the transferred securities.

     Section 2.5 REDEMPTION.

          (a) Parent shall cause the Fair Market Value per Share to be determined as of the third anniversary of the date hereof in accordance with
Section 2.6. When the Fair Market Value per Share has been determined, Parent shall promptly notify (the "REDEMPTION NOTICE") Cinergy and the Management Investors of such Fair Market Value. Cinergy and each Management Investor shall have thirty days following the receipt of the Redemption Notice in which to deliver to Parent a written redemption demand (a "REDEMPTION DEMAND") that Parent shall redeem all, or any portion of, the Shares (as requested in the Redemption Demand), for a per share purchase price (the "REDEMPTION PRICE") equal to the Fair Market Value. The closing of such purchase and sale shall occur at the offices of Parent on such business day reasonably selected by Parent, but not on a date less than forty nor more than ninety days after delivery of the Redemption Notice (the "REDEMPTION DATE"). From and after the Redemption Date, the rights of the Redeeming Stockholders as stockholders of Parent, with respect to any Shares redeemed, shall cease and the certificates representing the redeemed Shares shall thereafter represent only the right to receive the applicable Redemption Price upon surrender of such certificates to Parent.

          (b) Parent shall pay the applicable Redemption Price in immediately available funds against delivery of the stock certificates representing the applicable Shares (or, in lieu of delivery of lost, stolen or destroyed certificates, an agreement to indemnify Parent from any loss incurred by it in connection with such certificates). If Parent is prevented from redeeming or making full payment for the Common Stock by any legal or contractual restriction,

Parent shall then redeem the maximum number of Shares pro rata from the Redeeming Stockholders as permitted free from any legal or other restrictions, and STC shall purchase the remaining Shares included in Redemption Demands for the Redemption Price.

          (c) This Section 2.5 shall not be available when the Drag-Along Right pursuant to Section 2.2 has been initiated prior to the receipt of any Redemption Demand.

          (d) STC shall cause Parent to fully, faithfully and timely perform the Parent's obligations under this Section 2.5.

     Section 2.6 DETERMINATION OF FAIR MARKET VALUE; PAYMENT FOR SHARES.

          (a) For purposes of Section 2.5, pertaining to the purchase and sale of Shares in connection with a Redemption Demand or a Sale of the Parent, the Fair Market Value of the Shares which are included in the Redemption Demand pursuant to Section 2.5 (the "REDEEMED SHARES") shall be determined in accordance with the procedures set forth in this Section 2.6.

          (b) The Fair Market Value of the Redeemed Shares shall be equal to that price that would be payable as of the third anniversary of the date hereof with respect to the Redeemed Shares assuming the sale of 100% of the equity of Parent in a cash transaction, after appropriate consideration of all Parent's liabilities (including borrowings and preferred, common and contingent equity claims, and without application of any assumptions regarding synergies that might be achieved by any particular buyer, liquidity discount, or minority discount. Within 30 days prior to the third anniversary of the date hereof, Parent, Cinergy and the Management Investors shall negotiate in good faith in an effort to reach mutual agreement as to the Fair Market Value of the Redeemed Shares.

          (c) If Parent, Cinergy and the Management Investors are unable to reach agreement as to the Fair Market Value of the Redeemed Shares within such 30 day period, the Fair Market Value of the Redeemed Shares shall be determined by an appraisal process as set forth herein. Each of Parent, on the one hand, and Cinergy and the Management Investors on the other hand shall designate, within fifteen days after the conclusion of the thirty day negotiation period referred to above, an independent and experienced appraiser (each individually an "APPRAISER" and collectively the "APPRAISERS"). The Appraisers shall be instructed to complete their appraisals of the Fair Market Value of the Redeemed Shares by no later than thirty days after their appointment. If the determination of the Appraiser with the higher determination is not greater than 110% of the determination of the other Appraiser, the Fair Market Value shall be equal to the average of the determinations of the two Appraisers; PROVIDED, HOWEVER, if the higher determination is greater than 110% of the lower determination, then the two Appraisers shall jointly select a third Appraiser within ten days after the first date on which both of such two Appraisers have delivered their reports. Such third Appraiser shall deliver its report of its good faith determination of the Fair Market Value of the Redeemed Shares within thirty days after such appointment, and in such case the Fair Market Value shall be equal to the average of the closest determinations; PROVIDED, HOWEVER that if the highest and lowest of such three determinations differ from the middle determination by an equal amount, the Fair Market Value shall be equal to such middle determination. The cost of all such appraisals shall be borne one-half by Parent and one-half by the Redeeming Stockholders (pro rata in accordance with such Redeeming Stockholder's ownership of Redeemed Shares) and the Redeeming Stockholders' share of such costs shall be withheld from the Redemption Price distributed to the Redeeming Stockholders.

     Section 2.7 PUT OPTION.

          (a) The Company and STC hereby jointly and severally agree to purchase any Shares owned by Cinergy or any Management Investor if (a) the transactions contemplated by the Subscription Agreement are consummated after termination of the Merger Agreement and (b) such Stockholder shall have given notice of its intent to exercise its put rights under this Section 2.7 within twenty business days of the date the transactions contemplated by the Subscription Agreement are consummated.

          (b) Parent or STC, as the case may be, shall pay to the Stockholder exercising put rights under this Section 2.7, by wire transfer of immediately available funds, against delivery of the certificates representing the put Common Stock, (x) $8.00 plus (y) an amount equal to the difference between $8.00 and such Stockholder's adjusted tax basis (certified in the notice of intent delivered pursuant to Section 2.7(a)) in the put Shares multiplied by the highest applicable U.S. federal and state income tax rate applicable to such Stockholder (plus in each case a full gross-up to account for the additional amount equal to the taxes payable at such highest applicable rate on the amounts payable under this clause (y) including this parenthetical phrase).

          (c)  Each Stockholder exercising their put rights under this Section
2.7 shall deliver to Parent or STC, as the case may be, at a closing to be held at the offices of Parent on the fifth business day following Parent's receipt of notice of such Stockholder's exercise of its put rights under this Section 2.7 (or such other date and place as the parties agree), one or more certificates, properly endorsed for transfer, which represent all the Shares owned by such Stockholder, and each such Stockholder shall make such representations and warranties, and shall enter into such agreements, as are customary and reasonable given each such Stockholder's percentage ownership in the Parent in the context of the proposed sale, including without limitation representations and warranties (and indemnities with respect thereto) that the transferee of the Shares (or interests therein) is receiving title to such Shares (or interests therein), free and clear of all pledges, security interests, adverse claims, other liens or restrictions on transfer (other than restrictions on transfer under applicable securities laws).

                                  ARTICLE III.

                      MARKET STAND-OFF; REGISTRATION RIGHTS

     Section 3.1 MARKET STAND-OFF.

          (a) In connection with any offering to the public pursuant to a registration statement filed with the SEC and declared effective under the Securities Act, the Stockholders shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of Parent and its underwriters. Such restriction (the "MARKET STAND-OFF") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by Parent or the underwriters. In no event, however, shall such period exceed one hundred eighty days and the Market Stand-Off shall in all events terminate two (2) years after the effective date of Parent's initial public offering.

          (b) The Stockholders shall be subject to the Market Stand-Off provided and only if the officers and directors of Parent, STC and STC's Affiliates are also subject to similar restrictions.

          (c) Any additional Common Stock or other capital stock of Parent received by any Stockholder shall be immediately subject to the Market Stand-Off.

          (d) In order to enforce the Market Stand-Off, Parent may impose stop-transfer instructions with respect to the shares until the end of the applicable stand-off period.

     Section 3.2 FORM S-3 REGISTRATION. In case Parent shall receive from any Stockholder or group of Stockholders a written request or requests that Parent effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Stockholder or Stockholders (and such Stockholders initiating the request meet the requirements set forth in Section 3.3(b)), Parent will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Stockholders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Stockholder's or Stockholders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Stockholder or Stockholders joining in such request as are specified in a written request given within fifteen days after receipt of such written notice from Parent; PROVIDED, HOWEVER, that Parent shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.2:
(1) if Form S-3, or any equivalent form, is not available for such offering by the Stockholder or Stockholders; (2) if the Stockholder or Stockholders, together with the holders of any other securities of Parent entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $10,000,000; (3) if Parent shall furnish to the Stockholder or Stockholders a certificate signed by the President of Parent stating that in the good faith judgment of the board of directors of Parent, it would have a material adverse effect on Parent for such Form S-3 Registration to be effected at such time, in which event Parent shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty days after receipt of the request of the Stockholder or Stockholders under this Section 3.2; PROVIDED, HOWEVER, that Parent shall not utilize this right more than once in any twelve month period; (4) if Parent has, preceding the date of such request, already effected five registrations on Form S-3 for Cinergy or any Management Investor pursuant to this Section 3.2;

or (5) in any particular jurisdiction Parent would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, Parent shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Stockholders. All expenses incurred in connection with a registration requested pursuant to this Section 3.2, including, without limitation, all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Stockholders and counsel for Parent, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by Parent.

     Section 3.3 PARENT REGISTRATION. If (but without any obligation to do so) Parent proposes to register (including for this purpose a registration effected by Parent for stockholders other than the Stockholders) any of its equity securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Parent stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), Parent shall, at such time, promptly give each Stockholder written notice of such registration. Upon the written request of each Stockholder given within twenty days after mailing of such notice by Parent in accordance with Section 6.5, Parent shall, subject to the provisions of
Section 3.4, cause to be registered under the Securities Act all of the Registrable Securities that each such Stockholder has requested to be registered. Notwithstanding the foregoing, Parent has no obligation to initiate the registration of any Shares pursuant to this Section 3.3 and may withdraw any such registration at any time.

     Section 3.4 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of Parent's capital stock, Parent shall not be required under Sections 3.2 and 3.3 to include any of the Stockholders' securities in such underwriting unless such Stockholders accept the terms of the underwriting as agreed upon between Parent and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Parent. If the total amount of securities, including Registrable Securities, requested by Stockholders to be included in such offering pursuant to Sections 3.2 and 3.3 exceeds the amount of securities (other than by Parent in the case of a registration under Section 3.3) that the underwriters determine in their sole discretion is compatible with the success of the offering, then Parent shall exclude from such registration first, securities held by any Person who does not have any contractual rights granted in this Agreement to cause Parent to register such securities prior to restricting Shares held by any Stockholder with such contractual rights granted in this Agreement, pro rata among the Stockholders of such Shares on the basis of the respective numbers of Shares requested to be included in such registration, but in no event shall the amount of securities of the selling Stockholders included in the offering be reduced below thirty percent of the total amount of securities included in such offering, unless such offering is the initial public offering of Parent's securities.

     Section 3.5 PREPARATION AND FILING.

          (a) If and whenever the Parent is under an obligation pursuant to the provisions of this Agreement to effect the registration of, and keep effective a Registration Statement for, any Registrable Securities, the Parent shall, as expeditiously as practicable:

               (i) use its best efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective for a period of ninety days (extended for such period of time as the Stockholders are required to discontinue disposition of Registrable Securities pursuant to Section 3.5(b) below) or until all of such Registrable Securities have been disposed of (if earlier);

               (ii) use its best efforts to furnish, at least five business days before filing a Registration Statement that relates to the registration of such Registrable Securities, a Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or Prospectus, to one counsel (the "STOCKHOLDERS' COUNSEL") selected by the holders of a majority of the outstanding Common Stock that is held by the Management Investors and Cinergy, voting as a class, copies of all such documents proposed to be filed;

              (iii) notify in writing the Stockholders' Counsel, and the
                    Stockholders whose Registrable Securities may be included in such Registration Statement, promptly of (A) the receipt by the Parent of any notification with respect to any comments by the SEC with respect to such Registration Statement or Prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (B) the receipt by the Parent of any notification or written information with respect to the issuance or threatened issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose (and the Parent shall use its best efforts to prevent the issuance thereof or, if issued, to obtain its withdrawal) and (C) the receipt by the Parent of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

               (iv) use its best efforts to register or qualify such Registrable
                    Securities under such other securities or blue sky laws of such jurisdictions as the Stockholders holding such Registrable Securities reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Stockholders; PROVIDED, HOWEVER, that the Parent will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this clause
                    (iv);

               (v) furnish to the Stockholders holding such Registrable Securities such number of copies of the Prospectus in conformity with the requirements of the Securities Act, and such other documents as such Stockholders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

               (vi) use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Parent to enable the Stockholders holding such Registrable Securities to consummate the disposition of such Registrable Securities;

              (vii) notify the Stockholders holding such Registrable Securities on a timely basis at any time when a Prospectus relating to such Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this Section 3.5(a), of the happening of any event as a result of which the Prospectus related to such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and furnish to such Stockholders a reasonable number of copies of, and file with the SEC, a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (viii) subject to the execution of confidentiality agreements in form and substance reasonably satisfactory to the Parent, make available upon reasonable notice and during normal business hours, for inspection by the Stockholders holding Registrable Securities requested to be included in such registration, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Stockholders or underwriter (collectively, the "Inspectors"), all reasonably requested financial and other records, reasonably requested corporate documents and properties of the Parent (collectively, the "Records"), and cause the Parent's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector, in each case as shall be reasonably necessary to enable them to exercise their due diligence responsibility in a customary fashion in connection with such Registration Statement; PROVIDED, HOWEVER, that any of the Information that the Parent determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or Prospectus, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or, upon the written advice of counsel, is otherwise required by law, or
                    (C) such Information has been made generally available to the public, and the Stockholders agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Parent and allow the Parent, at the Parent's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

               (ix) use its best efforts to obtain from its independent
                    certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

               (x) use its best efforts to obtain from its counsel an opinion or opinions in customary form naming the Stockholders as additional addressees or parties who may rely thereon;

               (xi) provide a transfer agent and registrar (which may be the same entity and which may be the Parent) for such Registrable Securities;

              (xii) issue to any underwriter to which the Stockholders holding such Registrable Securities may sell Shares in such offering certificates evidencing such Registrable Securities;

             (xiii) list such Registrable Securities on any national
                    securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for inclusion on the Nasdaq National Market;

              (xiv) otherwise use its best efforts to comply with all
                    applicable rules and regulations of the SEC and make available to its securityholders, as soon as reasonably practicable, earning statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earning statements shall satisfy the provisions of
                    Section 11(a) of the Securities Act; and

               (xv) use its best efforts to take all other steps necessary to effect the registration of, and maintain an effective Registration Statement with respect to, such Registrable Securities contemplated hereby.

          (b) Each holder of the Registrable Securities, upon receipt of any notice from the Parent of any event of the kind described in Section 3.5(a)(vii), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5(a)(vii) hereof, and, if so directed by the Parent, such holder shall deliver to the Parent all copies, other than permanent file copies then in such holders possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

     Section 3.6 INDEMNIFICATION.

          (a) In connection with any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Parent shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act (each such indemnified Person being referred to herein as an "INDEMNIFIED PERSON") against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in or incorporated by reference in the Registration Statement under which such Registrable Securities were registered under the Securities Act, Prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Parent of the Securities Act or state securities or blue sky laws applicable to the Parent and relating to action or inaction required of the Parent in connection with such registration or qualification under such state securities or blue sky laws; and shall promptly reimburse the Indemnified Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Parent shall not be liable in any such case to any such Indemnified Person to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon: (i) an untrue statement or allegedly untrue statement or omission or alleged omission made in said Registration Statement, Prospectus or document incident to registration or qualification of any Registrable Securities in reliance upon and in conformity with written information furnished to the Parent through an instrument duly executed by such Indemnified Person specifically for use in the preparation thereof or (ii) any Indemnified Person's failure to deliver a copy of the Prospectus (including any amendment or supplement thereto) after the Parent has delivered to such Indemnified Person a sufficient number of copies of the same.

          (b) In connection with any registration of Registrable Securities under the Securities Act pursuant to this Agreement, each holder of Registrable Securities being registered shall, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.7(a) above) the Parent, each director of the Parent, each officer of the Parent who shall have signed such Registration Statement, each other holder of Registrable Securities, each agent, underwriter, broker or other Person acting on behalf of the Parent, each other holder of Registrable Securities and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such Registration Statement, any Prospectus contained therein or otherwise filed with the SEC or any document incident to registration or qualification of any Registrable Securities, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Parent or such underwriter through an instrument duly executed by such holder specifically for use in connection with the preparation of such Registration Statement, Prospectus or document; PROVIDED, HOWEVER, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

          (c) Promptly after receipt by an Indemnified Person of notice of the commencement of any action involving a claim referred to in Section 3.7(a) or
Section 3.7(b), such Indemnified Person will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the Indemnified Person's failure to give such notice shall not release, relieve or in any way affect the indemnifying party's obligation hereunder to indemnify the Indemnified Person unless and to the extent that the rights of the indemnifying party are prejudiced thereby. In case any such action is brought against an Indemnified Person, the indemnifying party will be entitled to participate in and to assume and control the defense thereof, jointly with any other indemnifying party similarly notified to the extent that he, she, or it may wish, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the indemnifying party to such Indemnified Person of his, her or its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof, PROVIDED, HOWEVER, that if any Indemnified Person shall have reasonably concluded (based on the written advice of counsel) that there may be one or more legal or equitable defenses available to such Indemnified Person which are additional to or conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such Indemnified Person for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably incurred in connection with the matters covered by the indemnity agreement provided in this
Section 3.7.

          (d) If the indemnification provided for in this Section 3.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein (other than as a result of the applicability of the proviso in Section 3.7(a)), then the indemnifying party, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amounts paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Section 3.7 UNDERWRITING AGREEMENT.

          (a) If any registration pursuant to Section 3.2 is requested to be an underwritten offering, Parent shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. Parent shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution.

          (b) No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees to (i) sell such Stockholder's Registrable Securities proposed to be included therein on the basis provided in any underwriting arrangements approved by the Parent and a majority of the Registrable Securities being included in such registration and (ii) as expeditiously as possible, notify the Parent of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.8 EXCHANGE ACT COMPLIANCE. From the Registration Date or such earlier date as a Registration Statement filed by the Parent pursuant to the Exchange Act relating to any class of the Parent's securities shall have become effective, Parent shall comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the SEC which are conditions to the availability of Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto ("RULE 144") for the sale of the Common Stock. Parent shall cooperate with the Stockholders in supplying such information as may be necessary for the Stockholders to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144.

     Section 3.9 MERGERS, ETC. Parent shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Parent shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of Parent under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the shares of common stock, if any, or other securities that the Stockholders would be entitled to receive in exchange for Common Stock under any such merger, consolidation or reorganization; PROVIDED, HOWEVER, that, to the extent the Stockholders receive securities that are by their terms convertible into shares of common stock of the issuer thereof, then any such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of "Registrable Securities."

     Section 3.10 NO CONFLICT OF RIGHTS; SELECTION OF UNDERWRITER. The Parent shall not, at any time after the date hereof, grant any registration rights that conflict with or impair, or have any parity with or priority over, the registration rights granted hereby. In any Public Offering, the managing underwriters shall be nationally recognized investment banking firms chosen by the board of directors of the Parent.


                                  ARTICLE IV.

          REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND PARENT

     Each of the parties hereto (each, a "REPRESENTING PARTY") hereby severally represents and warrants to each other Representing Party as follows:

     Section 4.1 ORGANIZATION, QUALIFICATION AND POWER. Each Representing Party (other than any Representing Party which is an individual) is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate or partnership power and authority, as the case may be, to own and hold its properties, and to carry on its business as conducted or proposed to be conducted. Each Representing Party (other than any Representing Party which is an individual) has requisite corporate or partnership power and authority to execute, deliver and perform this Agreement.

     Section 4.2 AUTHORIZATION OF AGREEMENT; NO CONFLICT. The execution, delivery and performance by each Representing Party of this Agreement have been duly authorized by all requisite corporate, partnership and individual action, as the case may be, of the Representing Party, if any, and will not violate any provision of law, any order of any court or other agency of government, any of such Representing Party's organizational documents, if any, or any provision of any indenture, agreement or the instrument to which such Representing Party or any of such Representing Party's properties or assets is bound, or conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

     Section 4.3 VALIDITY. This Agreement has been duly executed and delivered by each Representing Party and constitutes a legal, valid and binding obligation of such Representing Party, enforceable against such Representing Party in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except as to the extent the availability of equitable remedies may be limited to general principles of equity.

     Section 4.4 RESTRICTED SECURITIES. Each Representing Party hereby confirms that such Representing Party has been informed that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless such Shares are first registered under the Securities Act or unless an exemption from such registration is available. Accordingly, each Representing Party hereby acknowledges that such Representing Party is prepared to hold the Shares for an indefinite period and that such Representing Party is aware that SEC Rule 144 issued under the Securities Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Shares from the registration requirements of the Securities Act.

                                   ARTICLE V.

                               BOARD OF DIRECTORS

     Section 5.1 COMPOSITION. The Stockholders agree that, in any election of directors of Parent (or action by written consent in lieu thereof), they shall vote all Shares owned or controlled by them (or act by written consent) to elect a Board of Directors comprised of seven members designated as follows:

          (a) two directors (the "MANAGEMENT DIRECTORS"), who shall be designated by Glenn E. Montgomery, Jr., so long as he is an employee of Parent or its Affiliates;

PROVIDED that, until the next annual meeting of the directors of Parent, one of the Management Directors shall be Glenn E. Montgomery, Jr.; PROVIDED FURTHER that if Glenn E. Montgomery, Jr. is unavailable or unable to designate the Management Directors, the Management Directors shall be designated by the holders of a majority of the then outstanding Common Stock that is held by the Management Investors;

          (b) one director (the "CINERGY DIRECTOR"), which shall be designated by Cinergy so long as such Stockholder holds at least 500,000 Shares of Common Stock of Parent, subject to adjustment for any stock dividends, combinations or splits with respect to such Shares of Common Stock of Parent;

          (c) four directors (the "STC DIRECTORS"), each of whom shall be designated by STC one of whom shall be the Chairman of the Board.

     The obligation to vote Shares in accordance with this Section shall be specifically applicable to and enforceable against any transferees of the parties hereto.

     Section 5.2 VACANCIES; REMOVAL. In the event of any vacancy in the board of directors of Parent, each of the Stockholders agree to vote all Shares owned or controlled by them and to otherwise use their best efforts to fill such vacancy so that the board of directors of Parent will include directors designated as provided in Section 5.1 above. Each of the Stockholders agrees to vote all Shares owned by them for the removal of a director whenever (but only whenever) there shall be presented to the board of directors of Parent the written direction that such director be removed executed by the person or persons entitled to designate such director pursuant to Section 5.1.

     Section 5.3 MEETINGS. The board of directors of Parent shall hold regularly scheduled meetings as determined by a majority of the board of directors of Parent. Parent will give each director notice in advance of all meetings of the board of directors of Parent and all meetings of committees of the board of directors of Parent applicable to such director.

     Section 5.4 EXPENSES AND INSURANCE. Parent shall reimburse all persons serving as directors, consistent with Parent's policies for such reimbursement, if any, for their actual and reasonable out-of-pocket expenses incurred in attending meetings of the board of directors of Parent and all committees thereof. In addition, Parent shall maintain directors' and officers' liability insurance from reputable insurers of sound financial standing.

     Section 5.5 AUDITORS. The board of directors of the Parent shall appoint auditors to perform annual audits of Parent.

     Section 5.6 BOARD AND SHAREHOLDER APPROVAL. So long as Cinergy and the Management Investors, together, hold at least five percent of Common Stock of Parent the following transactions shall require the approval of the Chief Executive Officer and a majority of the directors appointed to the board pursuant to clauses (a) and (b) of Section 5.1:

          (a) any agreement or transaction between the Parent or its subsidiaries and any Affiliate involving the Transfer of any consideration (whether cash, securities, property or otherwise) between the Parent or its subsidiaries and such Affiliate with the exception of any agreement: (1) on terms which are no less favorable to the Company than would have been available from an Independent Third Party in an arms-length transaction or (2) other than any agreement pursuant to (1) which is in excess of $50 million;

          (b) the redemption of any Shares which is not on a pro-rata basis, except pursuant to this Agreement or stock restriction agreements with employees, consultants and similar persons, other than pursuant to any agreements between Parent and its employees;

          (c) any amendment or modification of the Parent's Certificate of Incorporation or Bylaws which would materially adversely affect the Management Investors and/or Cinergy in a disproportionate manner;

          (d) any non pro-rata declaration of dividends or distributions to the Parent's stockholders; and

          (e) any voluntary act of dissolution or other liquidation (but a merger or other acquisition shall not constitute a dissolution or other liquidation) of the Parent.


                                  ARTICLE VI.

                                  MISCELLANEOUS

     Section 6.1 SURVIVAL. The representations, warranties, and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and remain in full force and effect, notwithstanding any investigation made at any time by or on behalf of any party hereto.

     Section 6.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements, arrangements, negotiations, arrangements and understanding, both written and oral, among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended, waived or modified if, but only if, such amendment, waiver or modification is in writing and is signed by the parties hereto and thereto; PROVIDED, HOWEVER, that no amendment or modification to this Agreement which adversely affects the rights of Cinergy shall be made without the written consent of Cinergy.

     Section 6.3 BINDING EFFECT; BENEFITS. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement is intended to confer on any Persons, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Any Transfer in violation of the provisions of this Agreement shall be null and void.

     Section 6.4 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 6.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or STC, to:

               Convergent Holding Corporation
               c/o Schlumberger Technology Corp.
               277 Park Avenue
               New York, New York  10172
               Attention: General Counsel
               Telephone No.: (212) 350-9100
               Telecopy No.: (212) 350-8127

               with a copy (which shall not constitute notice) to:

               Brobeck, Phleger & Harrison LLP
               370 Interlocken Boulevard, Suite 500
               Broomfield, Colorado  80021
               Attention: Richard Plumridge
               Telephone No.: (303) 410-2014
               Telecopy No.: (303) 410-2199

               and

          (b)  if to Cinergy, to:

               Cinergy Ventures, LLC
               221 E. Fourth Street, Suite 30
               Cincinnati, Ohio 45201
               Attention: Larry E. Thomas
               Telephone No.: (513) 287-2488
               Telecopy No.: (513) 287-2433

               with a copy (which shall not constitute notice) to:

               Cinergy Corp.
               221 E. Fourth Street, Suite 30
               Cincinnati, Ohio 45201
               Attention: Jerome A. Vennemann, General Counsel
               Telephone No.: (513) 287-3023
               Telecopy No.: (513) 287-2433

          (c) if to any of the Management Investors, at the address set forth below such Management Investor's name on the signature pages hereto.

               Holland & Hart LLP
               555 Seventeenth Street, Suite 3200
               Denver, Colorado  80202
               Attention:  Kevin S. Crandell
               Telephone No.: (303) 295-8052
               Telecopy No.: (303) 295-8261

     Section 6.6 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 6.7 HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

     Section 6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     Section 6.9 RIGHTS CUMULATIVE; WAIVER. The rights and remedies of the Stockholders and Parent under this Agreement shall be cumulative and not exclusive of any rights or remedies which any party hereto would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by any such party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party hereto to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. No waiver by any Stockholder of any right, power or remedy under any of such investments shall be effective unless given in writing by such Stockholder.

     Section 6.10 TERMINATION. This Agreement may be terminated upon the written agreement of (a) Parent, (b) STC, (c) Cinergy and (d) Stockholders who hold at least fifty percent of the total capital stock held by the Management Investors.
Article II and Article V of this Agreement shall automatically terminate and have no further force or effect on any party hereto in connection with the effectuation of Parent's initial registered public offering of capital stock under the Securities Act, effective as of the consummation of such offering.

     Section 6.11 INTERPRETATION. When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, appendix and schedules of this Agreement unless otherwise specified. The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. No prior draft nor any course of performance or course of dealing shall be used in the interpretation or construction this Agreement.

     Section 6.12 WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the waivers and certifications in this Section 6.12.

     Section 6.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                       CONVERGENT HOLDING CORPORATION

                                       By:
                                          --------------------------
                                       Name:
                                            ------------------------
                                       Title:
                                             -----------------------



                                       SCHLUMBERGER TECHNOLOGY CORP

                                       By:
                                          --------------------------
                                       Name:
                                            ------------------------
                                       Title:
                                             -----------------------

                                       Cinergy ventures, LLC

                                       By:
                                          --------------------------
                                       Name:
                                            ------------------------
                                       Title:
                                             -----------------------



MANAGEMENT INVESTORS:


----------------------------           ----------------------------
GLENN E. MONTGOMERY, JR.               JAMES BAXTER

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------



----------------------------           ----------------------------
GREGORY H. COURNIOTES                  KIM DUFFY

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------

----------------------------
MARK L. EPSTEIN

Address:
        --------------------

        --------------------

        --------------------



----------------------------           ----------------------------
ANDREA S. MAIZES                       BRYAN R. MILEGER

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------



----------------------------           ----------------------------
DAVID PITT                             DAVID J. RUBINSTEIN

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------



----------------------------           ----------------------------
SCOTT M. SCHLEY                        MICHAEL G. ASPENSON

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------




---------------------------
THOMAS BANNON

Address:
        --------------------

        --------------------

        --------------------

----------------------------           ----------------------------
R. S. BOYER                            MARK V. CIONI

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------



----------------------------           ----------------------------
ROD DUCE                               BART E. ELLIOTT

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------



----------------------------           ----------------------------
ROBERT L. ELZ                          DALE E. FRAZIER

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------



----------------------------           ----------------------------
GINGER L. JUHL                         JENNIFER KRABBENHOEFT

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------



----------------------------           ----------------------------
BRIAN MADDEN                           JAMES H. MORROW

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------

----------------------------           ----------------------------
GERALD E. PAUL                         TIMOTHY A. PEACH

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

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----------------------------           ----------------------------
MICHAEL TAO                            RANDALL D. TIDD

Address:                               Address:
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----------------------------           ----------------------------
THOMAS E. VANDENOVER                   ROBERT S. WECHSLER

Address:                               Address:
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----------------------------           ----------------------------
PAUL J. YARKA                          TERRY L. YARYAN

Address:                               Address:
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----------------------------           ----------------------------
KIM YOUNGER                            LARRY J. ENGELKEN

Address:                               Address:
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MARK L. EPSTEIN TRUST                  MARK L. EPSTEIN LIMITED PARTNERSHIP,
                                       a Colorado Limited Partnership
By:
   --------------------------
Name:  Jay M. Brodey                   By:  Epstein Consultants, Inc.
Title:  Trustee
                                       a Colorado corporation, General Partner

By:                                    By:
   --------------------------             --------------------------
Name:  Harry J. Schmidt                Name:  Mark L. Epstein
Title:  Trustee                        Title:  President

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

        --------------------                   --------------------



THE MARK L. EPSTEIN ISSUE SUB-TRUST    THE MICHAEL ALAN STORM 1999 TRUST

By:                                    By:
   --------------------------             --------------------------
Name:  Jay M. Brodey                   Name:  Joseph A. Babich
Title:  Trustee                        Title:  Trustee

By:                                    Address:
   --------------------------                  --------------------
Name:  Harry J. Schmidt
Title:  Trustee                                --------------------

Address:                                       --------------------
        --------------------

        --------------------

        --------------------



THE LORI SUE STORM 1999 TRUST          THE DEVIN ALEXANDER ENGELKEN 1999 TRUST

By:                                    By:
   --------------------------             --------------------------
Name:  Joseph A. Babich                Name:  Joseph A. Babich
Title:  Trustee                        Title:  Trustee

Address:                               Address:
        --------------------                   --------------------

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THE DUSTIN THOMAS ENGELKEN 1999        THE AMANDA JANE ENGELKEN 1999
TRUST                                  TRUST

By:                                    By:
   --------------------------             --------------------------
Name:  Joseph A. Babich                Name:  Joseph A. Babich

Title:  Trustee                        Title:  Trustee

Address:                               Address:
        --------------------                   --------------------

        --------------------                   --------------------

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THE ANDREA SUSAN ENGELKEN 1999
TRUST                                  -----------------------------
                                       Holly S. Storm-Engelken

By:                                    Address:
   --------------------------                  --------------------
Name:  Joseph A. Babich
Title:  Trustee                                --------------------

Address:                                       --------------------
        --------------------

        --------------------

        --------------------



BKUK FAMILY PARTNERSHIP LLLP

By:
   --------------------------
Name:  Barry Kemble
Title:  Partner


By:
   --------------------------
Name:  Ursula Kemble
Title:  Partner

Address:
        --------------------

        --------------------

        --------------------

                                  Schedule 2.1

     Each of the following individuals may transfer any of his Shares provided that the transferee complies with the second sentence of Section 2.1(a):


Mark Epstein

              EXHIBIT B TO SUBSCRIPTION AND CONTRIBUTION AGREEMENT

                           INVESTOR RIGHTS AGREEMENT


     INVESTOR RIGHTS AGREEMENT, dated as of _______ __, 2000 (this "AGREEMENT"), by and among Convergent Holding Corporation, a Delaware corporation ("PARENT"), Schlumberger Technology Corp., a Texas corporation ("STC") and Cinergy Ventures, LLC ("CINERGY").

                              W I T N E S S E T H:

     WHEREAS, Cinergy desires to enter into an arrangement concerning the right of Cinergy to demand redemption of the shares of Common Stock owned by Cinergy on the date of this Agreement (the "SHARES"); and

     WHEREAS, Parent, Cinergy, STC and certain management investors have entered into a Stockholders' Agreement governing matters such as the transfer and registration of the Shares (as hereafter defined), operation and governance of Parent and other related matters (the "STOCKHOLDERS' AGREEMENT"); and

     WHEREAS, Parent, STC, Cinergy and certain management investors have entered into a Subscription and Contribution Agreement providing for the initial capitalization of Parent (the "SUBSCRIPTION AGREEMENT").

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. REDEMPTION. Notwithstanding Section 2.5 of the Stockholders' Agreement, Cinergy shall be entitled to the following right of redemption.

          (a) Parent shall cause the Fair Market Value per Share to be determined as of the third anniversary of the date hereof in accordance with
Section 2. When the Fair Market Value per Share has been determined, Parent shall promptly notify (the "REDEMPTION NOTICE") Cinergy of such Fair Market Value. Cinergy shall have thirty days following the receipt of the Redemption Notice in which to deliver to Parent a written redemption demand (a "REDEMPTION DEMAND") that Parent shall redeem all, or any portion of, the Common Stock (as requested in the Redemption Demand), for a per share purchase price (the "REDEMPTION PRICE") equal to the greater of (i) the Fair Market Value or (ii) $8.00. The closing of such purchase and sale shall occur at the offices of Parent on such business day reasonably selected by Parent, but not on a date less than forty days nor more than 90 days after delivery of the Redemption Notice (the "REDEMPTION DATE"). From and after the Redemption Date, the rights of Cinergy as a stockholder of Parent, with respect to any Shares redeemed, shall cease and the certificates representing the redeemed Shares shall thereafter represent only the right to receive the applicable Redemption Price upon surrender of such certificates to Parent.

          (b) Parent shall pay the applicable Redemption Price in immediately available funds against delivery of the stock certificates representing the applicable Shares (or, in lieu of delivery of lost, stolen or destroyed certificates, an agreement to indemnify Parent from any loss incurred by it in connection with such certificates). If Parent is prevented from redeeming or making full payment for the Shares by any legal or contractual restriction, Parent shall then redeem the maximum number of Shares from Cinergy as permitted free from any legal or other restrictions and STC shall purchase the remaining Shares included in Redemption Demands for the Redemption Price.

          (c) STC shall cause Parent to fully, faithfully and timely perform the Parent's obligations under this Section 1.

     Section 2. DETERMINATION OF FAIR MARKET VALUE; PAYMENT FOR SHARES. For purposes of Section 1, Fair Market Value shall be determined in accordance with the procedures set forth in Section 2.6 of the Stockholders' Agreement.

     Section 3. RIGHT IN THE EVENT THE DRAG-ALONG RIGHT IS EXERCISED. Notwithstanding Section 2.2 (d)(i) of the Stockholders' Agreement, in the event that the Drag-Along Seller exercises its Drag-Along Right pursuant to Section
2.2 of the Stockholders' Agreement, the per share consideration payable to Cinergy in the Sale of Parent (whether through the direct or indirect Transfer of its shares in the Parent or through a liquidation of the Parent following a sale of all or substantially all of the Parent's assets) must be equal to the greater of (i) the same price per share as the Drag-Along Seller, (ii) at least ninety percent (90%) of the then Fair Market Value of such shares, as the same may be determined in accordance with the procedures set forth in Section 2.6 of the Stockholders' Agreement, or (iii) $8.00.

     Section 4. BINDING EFFECT OF STOCKHOLDERS' AGREEMENT. The parties hereto acknowledge that they are bound by all provisions of the Stockholders' Agreement, except for Section 2.2 and Section 2.5 of the Stockholders' Agreement to the extent modified by the parties to this Agreement. To the extent that there is a conflict between the provisions of this Agreement and the Stockholder's Agreement, the provision of this Agreement shall prevail.

     Section 5. AMENDMENT. Any provision of this Agreement may be amended, waived or modified if, but only if, such amendment, waiver or modification is in writing and is signed by the parties hereto and thereto.

     Section 6. BINDING EFFECT; BENEFITS. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement is intended to confer on any persons or entities, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Any transfer in violation of the provisions of this Agreement shall be null and void.

     Section 7. FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or STC, to:

               c/o Schlumberger Limited
               277 Park Avenue
               New York, New York  10172
               Attention: General Counsel
               Telephone No.: (212) 350-9100
               Telecopy No.:

               with a copy (which shall not constitute notice) to:

               Brobeck, Phleger & Harrison LLP
               370 Interlocken Boulevard, Suite 500
               Broomfield, Colorado  80021
               Attention: Richard R. Plumridge
               Telephone No.: (303) 410-2014
               Telecopy No.: (303) 410-2199

               and

          (b)  if to Cinergy, to:

               Cinergy Ventures, LLC
               221 E. Fourth Street, Suite 30
               Cincinnati, Ohio  45201
               Attention: Larry E. Thomas
               Telephone No.: (513) 287-2488
               Telecopy No.: (513) 287-2433

               with a copy (which shall not constitute notice) to:

               Cinergy Ventures, LLC
               221 E. Fourth Street, Suite 30
               Cincinnati, Ohio  45201
               Attention: Jerome A. Vennemann, General Counsel
               Telephone No.: (513) 287-3023
               Telecopy No.: (513) 287-2433

     Section 9. SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 10. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

     Section 11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     Section 12. RIGHTS CUMULATIVE; WAIVER. The rights and remedies of Cinergy, STC and Parent under this Agreement shall be cumulative and not exclusive of any rights or remedies which any party hereto would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by any such party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party hereto to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. No waiver by any party hereto of any right, power or remedy under any of such investments shall be effective unless given in writing by such party.

     Section 13. TERMINATION. This Agreement may be terminated upon the written agreement of all of the parties hereto. This Agreement shall automatically terminate and have no further force or effect on any party hereto in connection with the effectuation of Parent's initial registered public offering of capital stock under the Securities Act of 1933, as amended, effective as of the consummation of such offering.

     Section 14. INTERPRETATION. When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, appendix and schedules of this Agreement unless otherwise specified. The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. No prior draft nor any course of performance or course of dealing shall be used in the interpretation or construction this Agreement. Defined terms used herein but not defined shall have the meaning ascribed to such terms in the Stockholders' Agreement.

     Section 15. WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the waivers and certifications in this Section 15.

     Section 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                       CONVERGENT HOLDING CORPORATION

                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------



                                       SCHLUMBERGER TECHNOLOGY  CORP.

                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------



                                       CINERGY VENTURES, LLC


                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------